UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2016

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Telenet International Finance S.á.r.l. (the “Facility AE Borrower”) and Telenet Financing USD LLC (the “Facility AF Borrower”), a wholly-owned subsidiary of the Facility AE Borrower, have entered into the financing described below by way of additional facilities drawn under the credit agreement originally dated August 1, 2007 as amended from time to time and last amended and restated on November 2, 2015 and made between, amongst others, Telenet BVBA as original borrower and The Bank of Nova Scotia as facility agent (the “Credit Agreement”). The Facility AE Borrower is a direct subsidiary of Telenet BVBA, and Telenet BVBA is an indirect subsidiary of Liberty Global plc.

On November 3, 2016:

(i) the Facility AE Borrower, certain other Guarantors and Existing Security Providers (as defined in the Credit Agreement) and The Bank of Nova Scotia as facility agent entered into a €1.6 billion ($1.8 billion at the November 3, 2016 exchange rate) additional facility accession agreement (the “AE Accession Agreement”) pursuant to the Credit Agreement. Under the terms of the AE Accession Agreement, certain lenders have agreed to provide a €1.6 billion term loan facility (“Facility AE”) to the Facility AE Borrower. The final maturity date for Facility AE will be January 31, 2025. Facility AE will bear interest at a rate of EURIBOR plus 3.25% subject to a EURIBOR floor of 0.00%. Facility AE can be utilized by the Facility AE Borrower for its general corporate purposes and/or working capital purposes including, without limitation, the refinancing, repayment or prepayment of existing indebtedness of any member of the group including the payment of fees and expenses in connection with the refinancing; and

(ii) the Facility AF Borrower, certain other Guarantors and Existing Security Providers (as defined in the Credit Agreement) and The Bank of Nova Scotia as facility agent entered into a $1.5 billion additional facility accession agreement (the “AF Accession Agreement”) pursuant to the Credit Agreement. Under the terms of the AF Accession Agreement, certain lenders have agreed to provide a $1.5 billion term loan facility (“Facility AF”) to the Facility AF Borrower. The final maturity date for Facility AF will be January 31, 2025. Facility AF will bear interest at a rate of LIBOR plus 3.00 subject to a LIBOR floor of 0.00%. Facility AF can be utilized by the Facility AF Borrower for its general corporate purposes and/or working capital purposes including, without limitation, the refinancing, repayment or prepayment of existing indebtedness of any member of the group including the payment of fees and expenses in connection with the refinancing.

The advances made under Facility AE will be issued at par. The advances made under Facility AF will be issued with an original issue discount fee such that they are issued at a price of 99.50% of the principal amount of each Facility AF advance on the relevant utilization date. The net proceeds of such advances under Facility AE and Facility AF will be used to prepay in full the following amounts outstanding under certain facilities under the Credit Agreement (a) the €474.1 million ($526.5 million at the November 3, 2016 exchange rate) outstanding principal amount under Telenet Facility W, (b) the €882.9 million ($980.5 million at the November 3, 2016 exchange rate)) outstanding principal amount under Telenet Facility Y, (c) the €800.0 million ($888.4 million at the November 3, 2016 exchange rate) outstanding principal amount under Telenet Facility AA and (d) the $850.0 million outstanding principal amount under Telenet Facility AD.

The AE Accession Agreement and the AF Accession Agreement provide that the lenders under Facility AE and Facility AF consent to the amendments to the covenants and other provisions of the Credit Agreement and the Finance Documents (as defined in the Credit Agreement) outlined in the AE Accession Agreement and the AF Accession Agreement (including in the schedules thereto). Once the consent of the requisite lenders is obtained under the Credit Agreement, such amendments may be implemented at the election of Telenet BVBA.

The foregoing descriptions of (i) Facility AE and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the AE Accession Agreement, a copy of which is attached hereto at Exhibit 4.1 and (ii) Facility AF and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the AF Accession Agreement, a copy of which is attached hereto at Exhibit 4.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Name

4.1	Telenet Additional Facility AE Accession Agreement dated November 3, 2016 and entered into between, among others, Telenet International Finance S.á.r.l. and The Bank of Nova Scotia.

4.2	Telenet Additional Facility AF Accession Agreement dated November 3, 2016 and entered into between, among others, Telenet Financing USD LLC and The Bank of Nova Scotia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: November 9, 2016

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